Exhibit 10.33

Norm Manness

Option No.: 2014-005

ARMADA WATER ASSETS, INC.

STOCK OPTION AGREEMENT

UNDER THE

ARMADA WATER ASSETS, INC.

2014 STOCK INCENTIVE PLAN (the “Plan”)

This Agreement is made as of the date set forth on Schedule A hereto (the “Grant Date”) by and between Armada Water Assets, Inc. (the “Company”), and the option holder named on Schedule A hereto (the “Holder”).

WHEREAS, Holder is a valuable member of the Board of Directors of the Company;

WHEREAS, the Company considers it desirable and in its best interest that Holder be given an inducement to acquire a proprietary interest in the Company and an incentive to advance the interests of the Company by granting the Holder an option to purchase shares of common stock of the Company (the “Common Stock”); and

WHEREAS, to cover the granting of such Options, the Company has adopted the 2014 Stock Incentive Plan (the “Plan”).

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree that as of the Grant Date, the Company hereby grants Holder an option (the “Option”) to purchase from it, upon the terms and conditions set forth in this Agreement and the Plan, that number of shares of the authorized and unissued Common Stock of the Company as is set forth on Schedule A hereto.

1.           Terms of Stock Option. The Option to purchase Common Stock granted hereby is subject to the terms, conditions, and covenants set forth in the Plan as well as the following:

(a)	The Holder has been provided with, reviewed and fully understood, the terms, conditions and covenants, of the Plan;

(b)	This Option is granted under, and subject in its entirety to, the terms of the Plan;

(c)	The Holder acknowledges that it has had access to and has reviewed all documents and records relating to the Company, that he has deemed necessary in order to make an informed investment decision with respect to the Option; that he has had the opportunity to ask representatives of the Company certain questions and request certain additional information regarding the terms and conditions of the Option and the finances, operations, business and prospects of the Company and has had any and all such questions and requests answered to his satisfaction; and that he understands the risks and other considerations relating to such investment;

(d)	This Option shall constitute a Non-Qualified Stock Option, which is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”);

(e)	The Holder is a sophisticated investor who acknowledges that it is his responsibility to consult with his own tax advisors regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements;

(f)	The Holder understands that neither the United States Securities and Exchange Commission (“SEC”) nor any securities commission or other governmental authority of any state, country or other jurisdiction has approved the issuance of the Option or passed upon or endorsed the merits of the Option, the shares underlying this Option, this Agreement, or any of the other documents relating to the Option, or confirmed the accuracy of, determined the adequacy of, or reviewed this Agreement or any other documents relating to the Option.

(g)	The Option is being acquired for the Holder’s own account for investment purposes only, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and the Holder has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, the Holder further represents that the Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or third person with respect to the Option (or any of the shares underlying the Option).

(h)	The Holder understands that the Option is being offered and granted to him in reliance on specific exemptions from the registration requirements of the federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Holder set forth herein in order to determine the availability of such exemptions and the eligibility of such Holder to acquire the Option. The Holder represents and warrants to the Company that any information that the Holder has heretofore furnished or furnishes herewith to the Company is complete and accurate, and further represents and warrants that he will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the Option. Within five (5) days after receipt of a request from the Company, the Holder will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is subject;

(i)	Purchaser understands that the Company shares issuable upon exercise of the Options are “restricted securities” as such term is defined under the Securities Act and have not been registered under the Securities Act or registered or qualified under any state securities law, and may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and registration or qualification under applicable state securities laws or the availability of an exemption therefrom; and under current law, the resale of such shares will be restricted under Rule 144, which in most cases could delay sales of the shares for varying periods of up to one year, or perhaps indefinitely, following exercise. In any case where such an exemption is relied upon by Purchaser from the registration requirements of the Securities Act and the registration or qualification requirements of such state securities laws, Purchaser shall furnish the Company with an opinion of counsel stating that the proposed sale or other disposition of such securities may be effected without registration under the Securities Act and will not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and opinion to be satisfactory to the Company. Purchaser acknowledges that it is able to bear the economic risks of an investment in the Shares for an indefinite period of time, and that its overall commitment to investments that are not readily marketable is not disproportionate to its net worth.

(j)	The Holder is unaware of, and is in no way relying upon, and did not become aware of the Option through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio or the internet, in connection with the Option;

(k)	No agent, broker, investment banker, finder, financial advisor or other person acting on behalf of the Holder or under his authority is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, in connection with the Option, and no person is entitled to any fee or commission or like payment in respect thereof based in any way on agreements, arrangements or understanding made by or on behalf of the Holder;

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(l)	This Option shall vest in accordance with the vesting schedule set forth on Schedule A hereto, subject to whatever other limitations are set forth within the Plan or contained in this Agreement;

(m)	No portion of this Option may be exercised after the expiration of the term of the option identified on Schedule A;

(n)	This Option shall be subject to the restrictions on transferability set forth within the Plan; and

(o)	The Holder agrees that, in connection with the Company’s initial public offering, that unless waived in writing by the managing underwriter of such offering, not to sell or transfer any Options or shares of Common Stock issuable upon exercise of the Options, for a period of up to 180 days, plus up to an additional 20 days to the extent necessary to comply with applicable regulatory requirements following such public offering.

2.           Exercise of Options.

(a)	The Holder shall be permitted to exercise this Option by either (i) payment of cash; or (ii) by such cashless methods of exercise as are permissible under Sections V(a) and VI(b) of the Plan, as such cashless methods are approved for the purposes of this Option.

3.           Miscellaneous.

(a)	This Agreement is binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

(b)	This Agreement will be governed and interpreted in accordance with the laws of the State of Nevada, and may be executed in more than one counterpart, each of which shall constitute an original document.

(c)	No alterations, amendments, changes or additions to this agreement will be binding upon either the Company or Holder unless reduced to writing and signed by both parties.

(d)	Capitalized terms used within this Agreement unless otherwise defined, shall have the meaning ascribed thereto in the Plan.

(e)	Nothing contained herein shall be construed as a guarantee of continued employment of Holder for any specific duration of time.

(f)	This Agreement may be executed in any number of counterparts (including by facsimile or electronic transmission), each of which shall be deemed an original, but all of which when taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date.

ARMADA WATER ASSETS, INC.

By:	/s/ Maarten P ropper
Authorized Executive Officer

HOLDER

/s/ Norman E. Manness
Signature

Norman E. Manness
Print Name

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Schedule A

1.	Holder: Norm Manness

2.	Grant Date: June 1, 2014

3.	Term of Option: June 1, 2019

4.	Number of Shares of Common Stock covered by the Option: 50,000

5.	Exercise Price: The price per share is $3.00

6.	All of the Options shall vest immediately as of the Grant Date.

7.	Subject to the provisions of Section 8 below, once a termination of Service occurs (whether by Holder’s resignation, retirement, removal or failure to get nominated or elected), all Options to which Holder is then entitled to exercise may only be exercised, if at all, in accordance with, and subject to, the terms and provisions of the Plan.

8.	Notwithstanding the provisions above or any provision to the contrary in the Plan; should the Holder’s Service to the Company terminate after the Grant Date, Options covered by this Agreement may be exercised thereafter by the Holder (or by the Holder’s personal representatives or persons entitled thereto under Holder’s will or by the applicable laws of descent or distribution) at any time during the remainder of the Term.

ARMADA WATER ASSETS, INC.

By:	/s/ Maarten Propper
Authorized Executive Officer

HOLDER

/s/ Norman E. Manness
Signature

Norman E. Manness
Print Name

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